Exhibit 99.1

CONSENT OF SHAREHOLDERS OF

MED-I-BANK, INC.

IN LIEU OF A SPECIAL MEETING

THE UNDERSIGNED shareholders of Med-i-Bank, Inc., a Michigan corporation (the “Company”), constituting the holders of a majority of the issued and outstanding Preferred Stock and Class A Common Stock voting together as a single class on an as-converted basis, the holders of a majority of the issued and outstanding Series B Preferred Stock, the holders of a majority of the issued and outstanding Series C Preferred Stock, and the holders of a majority of the issued and outstanding Series D Preferred Stock of the Company, by consent in writing pursuant to the authority contained in Section 450.1407 of the Business Corporation Act of Michigan (the “Act”) and the articles of incorporation of the Company currently in effect (the “AOI”), hereby consent to the following actions of the Company:

WHEREAS, the board of directors (the “Board”) of the Company has previously approved a merger proposal from Metavante Corporation, a Wisconsin corporation (“Metavante”), whereby Metavante will acquire the Company by merging LAH Merger Corp., a Michigan corporation (“Merger Sub”) and wholly owned subsidiary of Metavante’s parent, Marshall & Ilsey Corporation, a Wisconsin corporation (“M&I”), with and into the Company, with the Company as the surviving corporation (the “Merger”), for an aggregate consideration of $145,000,000 (subject to adjustment for changes in working capital as of the Closing Date and certain other adjustments) (the “Merger Consideration”), pursuant to the terms of a Merger Agreement and Plan of Reorganization (including the related exhibits, schedules and disclosure documents) by and among Metavante, Merger Sub and the Company (the “Merger Agreement”), which agreement was executed by all of the parties thereto as of May 9, 2005 and amended as of May 31, 2005 for the purpose of adding M&I as a signatory thereto as M&I will pay the Merger Consideration thereunder;

WHEREAS, the Merger Consideration shall be payable to all of the shareholders of the Company (the “Shareholders”) and all the holders of options and warrants of the Company (the “Optionholders”) in a combination of common stock of M&I (“M&I Common Stock”), which M&I Common Stock shall have been duly registered under the Securities Act of 1933, as amended (the “Securities Act”) and listed for trading on the New York Stock Exchange, and cash.  The Merger Consideration payable upon consummation of the Merger shall be reduced by the amount of the Escrow Fund, the Transaction Expenses and the Withholding Taxes related to the Options (as such terms are defined in the Merger Agreement) and will be subject to a working capital adjustment as provided in the Merger Agreement;

WHEREAS, if (i) the effective time of the Merger does not occur by September 1, 2005 as a result of the failure of the Registration Statement to be declared effective by the Securities and Exchange Commission, or (ii) all conditions to the obligations of Metavante and Merger Sub to consummate the Merger have been satisfied and the shares of M&I Common Stock to be issued as Merger Consideration have not been deposited with the Exchange Agent, or (iii) Metavante elects by written notice delivered to the Company prior to the effective time to pay the Merger Consideration in cash, then Metavante shall pay to the Shareholders’ Agent (as such terms is defined in the Merger Agreement) on behalf of the Shareholders and the Optionholders the entire Merger Consideration in cash less the sum of the Escrow Fund, the Transaction Expenses and the Withholding Taxes and subject to the working capital adjustment as provided in the Merger Agreement;

WHEREAS, the Board has previously approved the appointment of the Shareholders’ Agent to act on behalf of the Shareholders and Optionholders under the Merger Agreement;

WHEREAS, Section 4.14(iii)(B) of Part A of Article III of the AOI requires the Company to provide to the holders of Preferred Stock (as defined in the AOI) 30 days’ prior written notice of (i) the expected effective date of a merger and (ii) the date on which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their shares of Class A Common Stock for securities or other property deliverable upon such merger (“Notice of Record Date”);

WHEREAS, Section 1.2 of Part A of Article III of the AOI requires the Company to provide to the holders of Preferred Stock (as defined in the AOI) 30 days’ prior written notice of the occurrence of a Liquidation Event (as defined in the AOI) (“Notice of Liquidation Event”);

WHEREAS, the Merger is a Change of Control (as defined in the AOI) and a Liquidation Event;

WHEREAS, in accordance with Section 7.4 of Part A of Article III of the AOI, the undersigned may waive any right or entitlement to a Notice of Record Date and Notice of Liquidation Event; and

WHEREAS, in accordance with Sections 1.1(A), (B), (C) and (D) of Part A of Article III of the AOI, the undersigned may agree to waive each such provision so that the Merger does not constitute a Change of Control or a Liquidation Event.

NOW, THEREFORE, BE IT

RESOLVED, that the Merger Agreement executed by the Company and the transactions contemplated thereby be, and they hereby are, adopted, approved, and authorized in all respects (including for purposes of Sections 701 and 703a of the Act); and be it further

RESOLVED, that Wind Point Partners III, L.P. be, and it hereby is, appointed as the Shareholders’ Agent, with full authority and power to do and perform every act and thing required or permitted to be done by the Shareholders’ Agent by the Merger Agreement, the related escrow agreement and all of the other documents and agreements contemplated by the Merger Agreement, including, but not limited to, (i) the review, approval, dispute, negotiation and arbitration of the working capital adjustment to the Merger Consideration; (ii) the approval, dispute, negotiation, arbitration and litigation of indemnification claims pursuant to the Merger Agreement and the related escrow agreement; (iii) all actions required of the Shareholders’ Agent under the Merger Agreement or the escrow agreement, including the distribution of funds to the Shareholders and Optionholders from the escrow fund or as otherwise authorized in the Merger Agreement; and (iv) engaging such professional advisors as the Shareholders’ Agent deems necessary on behalf of the Shareholders and Optionholders and paying such advisors’ reasonable fees and expenses; and be it further

RESOLVED, that the holders of a majority of the outstanding Series D Preferred Stock, the holders of a majority of the outstanding Series C Preferred Stock and the holders of a majority of the outstanding Series B Preferred Stock, each such series consenting separately as a class to the extent applicable to that class (i) agree that the Merger shall not be deemed a Change of Control and a Liquidation Event for purposes of Sections 1.1(A), 1.1(B), 1.1(C) or 1.1(D), respectively, of Part A of Article III the AOI and waive all rights the holders of the Preferred Stock had pursuant to the AOI if the Merger had been a Change of Control and a Liquidation Event and (ii) waive the requirement to be provided with the Notice of Record Date and Notice of Liquidation Event and any right or entitlement to such notices; and be it further

RESOLVED, that the proper officers of the Company be, and each hereby is, individually authorized, empowered and directed in the name and on behalf of the Company, to execute and deliver to the appropriate party any and all such other agreements, documents, certificates, notices and instruments, if required, and to take any and all such further action of any nature whatsoever as they shall, in their sole discretion, determine to be necessary or advisable to carry out the transactions contemplated by the preceding resolutions (the execution and delivery thereof and the performance of any and all action by such officer to constitute conclusive evidence of such determination); and be it further

RESOLVED, that the proper officers of the Company be, and each of them individually hereby is, subject to approval by the Board, authorized and empowered, in the name and on behalf of the Company, at any time prior to the effective time of the Merger to execute and deliver an amendment to the Merger Agreement, including but not limited to, an amendment which allows any of the parties to the Merger Agreement to extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement and waive compliance with any of the agreements or conditions contained in the Merger Agreement; provided, however, that no amendment may be entered into which would reduce the amount of consideration received or change the manner or basis of converting the shares of preferred stock and common stock, options and warrants of the Company into shares, bonds or other securities of the surviving corporation, or into cash or other consideration, upon completion of the Merger, and further provided that the taking of such action does not violate the Act; and be it further

RESOLVED, that all acts of the Company’s directors, officers, and of any person authorized to act by an officer of the Company, which acts would be authorized by the foregoing resolutions except that such acts were taken before the adoption of such resolutions, are hereby ratified and approved in all respects.

The foregoing matters are more fully described in the Information Statement/Prospectus dated June __, 2005, a copy of which accompanies this Consent. The undersigned hereby acknowledges receipt of the Information Statement/Prospectus.

This Consent will be effective and irrevocable as of 5:00 p.m. (Eastern Time) on __________, 2005, which date is at least 20 business days after the delivery of the Information Statement/Prospectus.

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This Consent is given in lieu of a formal special meeting of the shareholders of the Company.  This Consent may be executed in one or more counterparts, each of which shall constitute an original, but all of which shall constitute one and the same instrument, and all such actions taken hereunder shall have the same force and effect as a vote of the shareholders for all purposes.

HOLDERS OF CLASS A COMMON
STOCK ON AN AS CONVERTED
BASIS

Individual Stockholders:

Date:_________, 2005

_____________________________

Signature

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Print/Type Name

Entity Stockholders:

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Print/Type Name of Stockholder

By: __________________________

     Signature

     __________________________

    Print Name/Title

HOLDERS OF SERIES B PREFERRED STOCK

Individual Stockholders:

Date:_________, 2005

_____________________________

Signature

_____________________________

Print/Type Name

Entity Stockholders:

_____________________________

Print/Type Name of Stockholder

By: __________________________

     Signature

     __________________________

    Print Name/Title

HOLDERS SERIES C PREFERRED STOCK

Individual Stockholders:

Date:_________, 2005

_____________________________

Signature

_____________________________

Print/Type Name

Entity Stockholders:

_____________________________

Print/Type Name of Stockholder

By: __________________________

     Signature

     __________________________

    Print Name/Title

HOLDERS OF SERIES D PREFERRED STOCK

Individual Stockholders:

Date:_________, 2005

_____________________________

Signature

_____________________________

Print/Type Name

Entity Stockholders:

_____________________________

Print/Type Name of Stockholder

By: __________________________

     Signature

     __________________________

    Print Name/Title